Page 1 of 1     CUSIP No. 78116B102

Exhibit 24.1
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CONFIRMING STATEMENT
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This Statement confirms that the undersigned has authorized and designated
Charles M. B. Goldman, Scott P. Scharfman and Justin C. Jacobs, each acting singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 and Schedule 13D (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of
Rubio's Restaurants, Inc., a Delaware corporation.  The authority of
Charles M. B. Goldman, Scott P. Scharfman and Justin C. Jacobs under this
Statement shall continue until the undersigned is no longer required to file any of Forms 3, 4 and 5 and Schedule 13D with regard to the undersigned's ownership of or transactions in securities of Rubio's Restaurants, Inc.
unless earlier revoked in writing.  The undersigned acknowledges that
Charles M. B. Goldman, Scott P. Scharfman and Justin C. Jacobs are not
assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.

/s/ Thomas E. Lynch
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Thomas E. Lynch

Dated:  May 17, 2010